UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 24, 2012

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania		19103
(Address of Principal Executive Offices)		(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 24, 2012, Radian Asset Assurance Inc. (“Radian Asset”), the principal financial guaranty subsidiary of Radian Group Inc. (the “Registrant”), entered into a Commutation, Reassumption and Release Agreement (the “Commutation Agreement”) with Assured Guaranty Municipal Corp. (“AGM”) and Assured Guaranty (Europe) Ltd. (“AGE” and hereafter referred to collectively with AGM as “Assured Guaranty”), pursuant to which Assured Guaranty reassumed, effective January 1, 2012, approximately $12.9 billion par value of public finance and structured finance credits that it had previously ceded to Radian Asset. Pursuant to the Commutation Agreement, Radian Asset transferred $86.4 million to Assured Guaranty. The foregoing description of the Commutation Agreement does not purport to be complete and is qualified in its entirety by reference to the Commutation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

The Registrant’s Board of Directors has set the date of Wednesday, May 9, 2012 for the Registrant’s Annual Meeting of Stockholders. Stockholders of record as of the close of business on Monday, March 12, 2012, will be eligible to vote at the meeting.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Commutation, Reassumption and Release Agreement, effective as of January 1, 2012 (signed January 24, 2012), between Assured Guaranty Municipal Corp. (formerly Financial Security Assurance Inc.), Assured Guaranty (Europe) Ltd. (formerly Financial Security Assurance (U.K.) Limited), and Radian Asset Assurance Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: January 30, 2012	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Commutation, Reassumption and Release Agreement, effective as of January 1, 2012 (signed January 24, 2012), between Assured Guaranty Municipal Corp. (formerly Financial Security Assurance Inc.), Assured Guaranty (Europe) Ltd. (formerly Financial Security Assurance (U.K.) Limited), and Radian Asset Assurance Inc